UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2026

Deep Fission, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56407	87-4265302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Addison St., Suite 300 Berkeley, California (Address of principal executive offices)	94704 (Zip Code)

Registrant’s telephone number, including area code: (707) 400-0778

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FISN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 22, 2026, Deep Fission, Inc. (the “Company”) completed its public offering of an aggregate of 2,500,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a price to the public of $16.00 per share. The gross proceeds to the Company from the public offering were $40 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company has granted the underwriters a 30-day option to purchase up to an additional 375,000 shares of its Common Stock at the initial public offering price, less underwriting discounts and commissions. The Company’s Common Stock began trading on Nasdaq Global Market under the symbol “FISN” on June 18, 2026. The Company intends to use the net proceeds from this offering for general working capital and corporate purposes, including towards the engineering, research and development, licensing and construction of its first pilot nuclear reactor and related technologies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEEP FISSION, INC.

Date: June 22, 2026	/s/ Jon Gordon
Jon Gordon
General Counsel & Secretary